Exhibit 99.2

               Attachment to Form 3 in accordance with instruction 5(b)(v).
                         FORM 3 JOINT FILER INFORMATION


   Name and Address:                        Paul Touradji
                                            101 Park Avenue, 48th Floor
                                            New York, NY 10178

   Date of Event Requiring Statement:       9/6/2006
   Issuer and Ticker Symbol:                Cano Petroleum Inc. (CFW)
   Relationship to Issuer:                  10% Owner
   If amendment, date original filed:       9/11/2006

   TABLE II INFORMATION
   Title of Derivative Security:            Series D Convertible Preferred Stock
   Date Exercisable:                        9/6/2006
   Expiration Date:                         9/6/2011
   Title of Underlying Securities:          Common Stock
   Amount of Underlying Securities:         173,913 (2)
   Conversion or Exercise Price:            $5.75
   Ownership Form:                          I
   Nature of Indirect Beneficial Ownership: (1)


   Signature:                               /s/ Paul Touradji
                                            ------------------------------------
                                            Paul Touradji

   Date:                                    September 28, 2006